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                                                                   EXHIBIT 10.60



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of August 7, 2001, by and between ValueVision International, Inc., a Minnesota corporation (hereinafter referred to as "Employer"), and John Ryan (hereinafter referred to as "Employee").

                                   WITNESSETH:

         WHEREAS, Employer desires to obtain the services of Employee and Employee desires to be employed by Employer as an employee on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, the parties hereto agree as follows:

     1. Employment. Employer agrees to employ Employee and Employee agrees to be employed by Employer on the terms and conditions set forth in this Agreement.

     2. Term. The term of Employee's employment hereunder shall commence on August 7, 2001 ("Commencement Date") and shall continue on a full-time basis until and including the date that is six (6) months from the Commencement Date (the "Term"). The "Employment Period" for purposes of this Agreement shall be the period beginning on the date hereof and ending at the time Employee shall cease to act as an employee of Employer.

     3. Duties. Employee shall serve as Executive Vice President--Licensing and Entertainment of Employer reporting to the Chairman and Chief Executive Officer and shall perform the duties as assigned by Employer, from time to time, and shall faithfully, and to the best of his ability, perform such reasonable duties and services of an active, executive, administrative and managerial nature as shall be specified and designated, from time to time, by Employer. Employer and Employee shall mutually discuss and consider, prior to the end of the Term, the desirability of extending the employment relationship on a longer-term basis, on the general terms as set forth in Section 22 of this Agreement. It is agreed and understood that there is no obligation or commitment by either party to enter into such longer-term employment relationship, unless and until the Employer and Employee enter into a written employment agreement in such regard.

     4. Compensation. Employee's compensation for the services performed under this Agreement shall be as follows:

          a) Base Salary. Employee shall receive a base salary of at least Twenty-Five Thousand and No/100 Dollars ($25,000.00) per month for the Term of this Agreement ("Base Salary").


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          b)   Bonus Salary. Employee shall not be entitled to receive any bonus salary with respect to the Term of this Agreement.

          c) Housing, Automobile and Travel to Minnesota. Employer shall provide Employee with an automobile and temporary housing to use in Minnesota during the Term ("Housing and Auto Allowance"). In addition, Employer shall reimburse Employee for travel expenses to and from his home to Minnesota, and Employee agrees to endeavor to schedule such travel so as to obtain the best fares on a reasonably convenient basis.

     5.   Other Benefits During the Employment Period.

          a) Employee shall receive all other benefits made available to officers of Employer, from time to time, at its discretion ("Benefits"). It is understood and agreed that Employer may terminate such Benefits or change any benefit programs at its sole discretion, as they are not contractual for the term hereof.

          b) Employer shall reimburse Employee for all reasonable and necessary out-of-pocket business expenses incurred during the regular performance of services for Employer, including, but not limited to, entertainment and related expenses so long as Employer has received proper documentation of such expenses from Employee.

          c) Employer shall furnish Employee with such working facilities and other services as are suitable to Employee's position with Employer and adequate to the performance of his duties under this Agreement.

     6.   Termination of Employment.

          a) Death. In the event of Employee's death, this Agreement shall terminate and Employee shall cease to receive Base Salary and Housing and Auto Allowance, and Benefits as of the date on which his death occurs.

          b) Disability. If Employee becomes disabled such that Employee cannot perform the essential functions of his job, and the disability shall have continued for a period of more than thirty
               (30) consecutive days, then Employer may, in its sole discretion, terminate this Agreement and Employee shall then cease to receive Base Salary, Housing and Auto Allowance, and all other Benefits, on the date this Agreement is so terminated; provided however, Employee shall then be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of Employer when payments and benefits hereunder ceases.



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          c)   Voluntary Termination. In the event that Employee voluntarily terminates his employment, he shall cease to receive Base Salary, Housing and Auto Allowance, and all other Benefits as of the date of such termination

          d) Termination With Cause. Employer shall be entitled to terminate this Agreement and Employee's employment hereunder for Cause (as herein defined), and in the event that Employer elects to do so, Employee shall cease to receive Base Salary, Housing and Auto Allowance, and Benefits as of the date of such termination specified by Employer. For purposes of this Agreement, "Cause" shall mean: (i) a material act or act of fraud which results in or is intended to result in Employee's personal enrichment at the direct expense of Employer, including without limitation, theft or embezzlement from Employer; (ii) public conduct by Employee substantially detrimental to the reputation of Employer, (iii) material violation by Employee of any Employer policy, regulation or practice; (iv) conviction of a felony; or (v) habitual intoxication, drug use or chemical substance use by any intoxicating or chemical substance. Notwithstanding the forgoing, Employee shall not be deemed to have been terminated for Cause unless and until Employee has received thirty (30) days' prior written notice (a "Dismissal Notice") of such termination. In the event Employee does not dispute such determination within thirty
               (30) days after receipt of the Dismissal Notice, Employee shall not have the remedies provided pursuant to Section 6.g. of this Agreement.

          e) By Employee for Employer Cause. Employee may terminate this Agreement upon thirty (30) days written notice to Employer (the "Employee Notice") upon the occurrences without Employee's express written consent, of any one or more of the following events, provided, however, that Employee shall not have the right to terminate this Agreement if Employer is able to cure such event within thirty (30) days (ten (10) days with regard to Subsection (ii) hereof) following delivery of such notice:

                    (i) Employer substantially diminishes Employee's duties such that they are no longer of an executive nature as contemplated by
               Section 3 hereof or

                    (ii) Employer materially breaches its obligations to pay
               Employee as provided for herein and such failure to pay is not a result of a good faith dispute between Employer and Employee.

          f) Other. If Employer terminates this Agreement for any reason other than as set forth in Sections 6.a, 6.b., 6.c or 6.d. above, or if Employee terminates this Agreement pursuant to Section 6.e. above, Employer shall immediately pay Employee in a lump sum payment, an amount equal all Base Salary which would otherwise be payable until the end of the Term (collectively, the "Severance Payment"). In addition, Employer shall continue to provide Employee with Benefits until the end of the Term.



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          g)   Arbitration. In the event that Employee disputes a determination that Cause exists for terminating his employment pursuant to
               Section 6.d. of this Agreement, or Employer disputes the determination that cause exists for Employee's termination of his employment pursuant to Section 6.e of this Agreement, either such disputing party may, in accordance with the Rules of the American Arbitration Association ("AAA"), and within 30 days of receiving a Dismissal Notice or Employee Notice, as applicable, file a petition with the AAA for arbitration of the dispute, the costs thereof (including legal fees and expenses) to be shared equally by the Employer and Employee unless an order of the AAA provides otherwise. Such proceeding shall also determine all other items then in dispute between the parties relating to this Agreement, and the parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their rights to appeal thereof.

     7. Confidential Information. Employee acknowledges that the confidential information and data obtained by him during the course of his performance under this Agreement concerning the business or affairs of Employer, or any entity related thereto are the property of Employer and will be confidential to Employer. Such confidential information may include, but is not limited to, specifications, designs, and processes, product formulae, manufacturing, distributing, marketing or selling processes, systems, procedures, plans, know-how, services or material, trade secrets, devices (whether or not patented or patentable), customer or supplier lists, price lists, financial information including, without limitation, costs of materials, manufacturing processes and distribution costs, business plans, prospects or opportunities, and software and development or research work, but does not include Employee's general business or direct marketing knowledge (the "Confidential Information"). All the Confidential Information shall remain the property of Employer and Employee agrees that he will not disclose to any unauthorized persons or use for his own account or for the benefit of any third party any of the Confidential Information without Employer's written consent. Employee agrees to deliver to Employer at the termination of his employment, all memoranda, notes, plans, records, reports, video and audio tapes and any and all other documentation (and copies thereof) relating to the business of Employer, or any entity related thereto, which he may then possess or have under his direct or indirect control. Notwithstanding any provision herein to the contrary, the Confidential Information shall specifically exclude information which is publicly available to Employee and others by proper means, readily ascertainable from public sources known to Employee at the time the information was disclosed or which is rightfully obtained from a third party, information required to be disclosed by law provided Employee provides notice to Employer to seek a protective order, or information disclosed by Employee to his attorney regarding litigation with Employer.

     8. Inventions and Patents. Employee agrees that all inventions, innovations or improvements in the method of conducting Employer's business or otherwise related to Employer's business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during the Employment Period belong to Employer. Employee will promptly disclose such inventions, innovations and improvements to Employer and perform all actions reasonably requested by Employer to establish and confirm such ownership.



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     9.   Noncompete and Related Agreements.

          a) Employee agrees that during the Noncompetition Period (as herein defined), he will not: (i) directly or indirectly own, manage, control, participate in, lend his name to, act as consultant or advisor to or render services alone or in association with any other person, firm, corporation or other business organization for any other person or entity engaged in the television home shopping and infomercial business, any mail order or internet business that directly competes with Employer or any of its affiliates by selling merchandise primarily of the type offered in and using a similar theme as any of Employer's or its affiliates' catalogs or internet sites during the Term of this Agreement (the "Restricted Business"), anywhere that Employer or any of its affiliates operates during the Term of this Agreement within the continental United States (the "Restricted Area");
               (ii) have any interest directly or indirectly in any business engaged in the Restricted Business in the Restricted Area other than Employer (provided that nothing herein will prevent Employee from owning in the aggregate not more than one percent (1%) of the outstanding stock of any class of a corporation engaged in the Restricted Business in the Restricted Area which is publicly traded, so long as Employee has no participation in the management or conduct of business of such corporation), (iii) induce or attempt to induce any employee of Employer or any entity related to Employer to leave his, her or their employ, or in any other way interfere with the relationship between Employer or any entity related to Employer and any other employee of Employer or any entity related to Employer, or (iv) induce or attempt to induce any customer, supplier, franchisee, licensee, other business relation of any member of Employer or any entity related to Employer to cease doing business with Employer or any entity related to Employer, or in any way interfere with the relationship between any customer, franchisee or other business relation and Employer or any entity related to Employer, without the prior written consent of Employer. For purposes of this Agreement, "Noncompetition Period" shall mean the period commencing as of the date of this Agreement and ending on either
               (i) the date on which Employee ceases to be employed, if no Severance is paid (except in the case of a voluntary departure by Employee), or (ii) the last day of the third (3rd) month following either the date on which the Employee voluntarily departs or the date on which Employee is terminated during the Term of this Agreement if Severance is paid.

          b) If, at the time of enforcement of any provisions of Section 9, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.



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          c)   Employee agrees that the covenants made in this Section 9 shall be construed as an agreement independent of any other provision of this Agreement and shall survive the termination of this Agreement.

          d) Employee represents and warrants to Employer that he is not subject to any existing noncompetition or confidentiality agreements which would in any way limit him from working in the television home shopping, catalog, infomercial or internet businesses, or from performing his duties hereunder or subject Employer to any liability as a result of his employment hereunder. Employee agrees to indemnify and hold Employer and its affiliates harmless from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising as a result of any noncompete or confidentiality agreements applicable to Employee.

     10. Termination of Existing Agreements. This Agreement supersedes and preempts any prior understandings, agreements or representations, written or oral, by or between Employee and Employer, which may have related to the employment of Employee, or the payment of salary or other compensation by Employer to Employee, and upon this Agreement becoming effective, all such understandings, agreements and representations shall terminate and shall be of no further force or effect.

     11. Specific Performance. Employee and Employer acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the nonbreaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

     12. Sale, Consolidation or Merger. In the event of a sale of the stock, or substantially all of the stock, of Employer, or consolidation or merger of Employer with or into another corporation or entity, or the sale of substantially all of the operating assets of Employer to another corporation, entity or individual, Employer may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Employer hereunder.

     13. Stock Options. Employee is being granted stock options in accordance with the 2001 Omnibus Stock Option Plan of Employer (the "Plan") for 250,000 shares of ValueVision International, Inc. common stock at an exercise price of $16.41 per share ("Stock Options"), subject to the provisions thereof and exercisable at the time or times established by the stock option agreement representing the Stock Options (the "Stock Option Agreement"). The Stock Options shall vest as follows: 83,333 on the date that is twelve (12) months from the Commencement Date; 83,333 on the date that is twenty-four (24) months from the Commencement Date; and 83,334 on the date that is thirty-six (36) months from the Commencement Date, so long as, on each applicable vesting date, Employee shall be employed by Employer. If, as of the final day of the Term, Employer and Employee have not entered




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          into a new employment agreement or agreed in writing to extend the term of this Agreement, then Stock Options representing 41,667 shares shall vest on the last day of the Term (unless this Agreement has been terminated prior to such time pursuant to Sections 6.c. or 6.d. hereof), and shall be exercisable for a period of five (5) years from the date of vesting, and all other Stock Options shall immediately be cancelled.

     14. No Offset - No Mitigation. Employee shall not be required to mitigate damages under this Agreement by seeking other comparable employment. The amount of any payment or benefit provided for in this Agreement, including welfare benefits, shall not be reduced by any compensation or benefits earned by or provided to Employee as the result of employment by another employer.

     15. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

     16. Attorney's Fees. In the event of any action for breach of, to enforce the provisions of, or otherwise arising out of or in connection with this Agreement, the prevailing party in such action, as determined by a court of competent jurisdiction in such action, shall be entitled to receive its reasonable attorney fees and costs from the other party. If a party voluntarily dismisses an action it has brought hereunder, it shall pay to the other party its reasonable attorney fees and costs.

     17. Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally: (I) in the case of Employer, to Employer's principal business office; and (ii) in the case of Employee, to his address appearing on the records of Employer, or to such other address as he may designate in writing to Employer.

     18. Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

     19. Amendment. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

     20. Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Employee's heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Employee may not be delegated or assigned except as specifically set forth in this Agreement.



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     21.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Minnesota.

     22. General Terms of Extended Employment Relationship. If Employer and Employee mutually agree to enter into an extended employment relationship prior to the end of the Term, then the terms of such extended relationship shall be set forth in a new employment agreement ("New Agreement") having the general terms as outlined below, unless as otherwise agreed by the parties:

          a) Duties and Term. The duties and title of the position, and the term of the New Agreement, shall be as mutually agreed and as set forth in the New Agreement.

          b) Base Salary. Employee would receive a base salary of at least Three Hundred Thousand Dollars ($300,000) per annum for the term of the New Agreement.

          c) Automobile Allowance. Employer would pay Employee a monthly automobile allowance of $550.00 per month ("Auto Allowance").

          d) Moving Expenses. Employer would pay for the normal household moving expenses associated with Employee's move to Minneapolis ("Moving Expenses") in accordance with Employer's relocation expense policy for senior executives.

          e) Bonus. Employee would receive bonus salary ("Bonus Salary") within 90 days after the end of each of Employer's fiscal years during the term of the New Agreement of up to $200,000 (pro-rated based on the number of months in the applicable year in which Employee is employed by Employer) based upon criteria to be set forth in the New Agreement; and provided, that Employee would not be entitled to receive a bonus if prior to the date of payment, Employee's employment shall be terminated pursuant to Sections 6.c. or 6.d. of the New Agreement.

          f) Stock Options. The Employee would continue to receive the benefits of the Stock Options granted in Section 13 hereof, under the terms of the Stock Option Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year first above written.


EMPLOYER:                             VALUEVISION INTERNATIONAL, INC.


                                      By:  /s/ Gene McCaffery
                                           ---------------------------------
                                           Gene McCaffery
                                           President and Chief Executive Officer


EMPLOYEE:


                                      By:  /s/ John Ryan
                                           -------------------------------------
                                           John Ryan




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